American Funds Insurance Series

Amended and Restated Multiple Class Plan

WHEREAS, American Funds Insurance Series (the “Series”), a Massachusetts Business Trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company that consists of a series of funds set forth on Exhibit A (each a “Fund” and collectively the “Funds”) and may offer additional series of funds in the future;

WHEREAS, each Fund offers shares of beneficial interest;

WHEREAS, American Funds Distributors, Inc. (the “Distributor”) serves as the distributor for the Series;

WHEREAS, the Series has adopted Plans of Distribution (each a “12b-1 Plan”) under which each Fund bears expenses of distribution of its shares, including payments to various insurance companies that offer shares of the Funds through variable insurance contracts and polices for certain distribution expenses incurred by the insurance companies in connection with the Series; and

WHEREAS, the Series has entered into an Administrative Services Agreement with Capital Research and Management Company under which the Series may bear certain administrative expenses for its shares;

WHEREAS, the Series has entered into a Shareholder Services Agreement with American Funds Service Company under which the Series may bear certain transfer agency expenses for its shares;

WHEREAS, the Series has entered into an Insurance Administrative Services Plan under which Class 4, Class P1 and Class P2 shares of the Funds bear expenses related to administrative services provided to contractholders by insurance companies that offer shares of the Funds through variable insurance contracts and polices;

WHEREAS, the Series is authorized to issue the following classes of shares of beneficial interest: Class 1 shares, Class 1A shares, Class 2 shares, Class 3 shares, Class 4 shares, Class P1 shares and Class P2 shares;

WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting stock representing interests in the same portfolio if, among other things, an investment company adopts a written Multiple Class Plan (the “Plan”) setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges; and

WHEREAS, the Board of Trustees of the Series adopted an Amended and Restated Plan on December 5, 2012 and has determined that it is in the best interest of each class of shares of each Fund individually, and the Series as a whole, to amend and restate the Plan effective January 6, 2017;

NOW THEREFORE, the Series amends and restates the Plan as follows:

CLASS CHARACTERISTICS

CLASS 1 SHARES: Class 1 shares are not subject to either an initial or contingent deferred sales charge nor are they subject to any Rule 12b-1 fee. Class 1 shares shall be subject to an administrative services fee of 0.01% of average daily net assets, as set forth in the Series’ prospectus, SAI, and its Administrative Services Agreement. Class 1 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Series and its transfer agent.

CLASS 1A SHARES: Class 1A shares are not subject to an initial or contingent deferred sales charge but are subject to a Rule 12b-1 fee of 0.25% per annum of the average daily net assets of the class. Class 1A shares shall be subject to an insurance administrative fee of 0.25% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Insurance Administrative Services Plan. Class 1A shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Series and its transfer agent.

CLASS 2 SHARES: Class 2 shares are not subject to an initial or contingent deferred sales charge but are subject to a Rule 12b-1 fee of 0.25% per annum of the average daily net assets of the class. Class 2 shares shall be subject to an administrative services fee of 0.01% of average daily net assets, as set forth in the Series’ prospectus, SAI, and its Administrative Services Agreement. Class 2 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Series and its transfer agent.

CLASS 3 SHARES: Class 3 shares are not subject to an initial or contingent deferred sales charge but are subject to a 12b-1 fee of 0.18% per annum of the average daily net assets of the class. Class 3 shares shall be subject to an administrative services fee of 0.01% of average daily net assets, as set forth in the Series’ prospectus, SAI, and its Administrative Services Agreement.

Class 3 shares will be offered exclusively to variable insurance contracts and polices issued by AIG SunAmerica and whose underlying investment consists of the Funds in the Series. Class 3 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Series and its transfer agent.

CLASS 4 SHARES: Class 4 shares are not subject to an initial or contingent deferred sales charge but are subject to a Rule 12b-1 fee of 0.25% per annum of the average daily net assets of the class. Class 4 shares shall be subject to an insurance administrative fee of 0.25% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Insurance Administrative Services Plan. Class 4 shares shall be subject to an administrative services fee of 0.01% of average daily net assets, as set forth in the Series’ prospectus, SAI, and its Administrative Services Agreement. Class 4 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Series and its transfer agent.

CLASS P1 SHARES: Class P1 shares are not subject to an initial or contingent deferred sales charge but are subject to a Rule 12b-1 fee of 0.25% per annum of the average daily net assets of the class. Class P1 shares shall be subject to an insurance administrative fee of 0.25% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Insurance Administrative Services Plan. Class P1 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Series and its transfer agent.

CLASS P2 SHARES: Class P2 shares are not subject to an initial or contingent deferred sales charge but are subject to a Rule 12b-1 fee of 0.50% per annum of the average daily net assets of the class. Class P2 shares shall be subject to an insurance administrative fee of 0.25% of average daily net assets, as set forth in the Series’ prospectus, SAI, and Insurance Administrative Services Plan. Class P2 shares shall be subject to a transfer agent fee according to the Shareholder Services Agreement between the Series and its transfer agent.

INCOME AND EXPENSE ALLOCATIONS

Income, any realized and unrealized capital gains and losses, and expenses not allocated to a particular class, will be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the Series.

DIVIDENDS AND DISTRIBUTIONS

Dividends and other distributions paid by the Series to each class of shares, to the extent paid, will be paid on the same day and at the same time, and will be determined in the same manner and will be in the same amount, except that the amount of the dividends and other distributions declared and paid by a particular class may be different from that paid by another class because of Rule 12b-1 fees and other expenses borne exclusively by that class.

EXCHANGE AND CONVERSION PRIVILEGE

Each class of shares is generally not exchangeable or subject to conversion.

GENERAL

1.	Each class of shares shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.
2.	On an ongoing basis, the Board of Trustees, pursuant to its fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Series for the existence of any material conflicts among the interests of its classes. The Board, including a majority of the independent Trustees, shall take such action as is reasonably necessary to eliminate any such conflicts that may develop. Capital Research and Management Company, the Series’ investment adviser, will be responsible for reporting any potential or existing conflicts to the Trustees.
3.	For purposes of expressing an opinion on the financial statements of the Series, the methodology and procedures for calculating the net asset value and divided/distributions of the Series’ classes and the proper allocation of income and expenses among such classes will be examined annually by the Series’ independent auditors who, in performing such examination, shall consider the factors set forth in the relevant auditing standards adopted, from time to time by the American Institute of Certified Public Accountants.

IN WITNESS WHEREOF, the Series has caused this Plan to be executed by its officer thereunto duly authorized, as December 21, 2016.

AMERICAN FUNDS INSURANCE SERIES

By:/s/ Steven I. Koszalka
Steven I. Koszalka
Secretary

EXHIBIT A

to the

Amended and Restated Multiple Class Plan

Fund	Effective Date
Global Growth Fund	January 6, 2017
Global Small Capitalization Fund	January 6, 2017
Growth Fund[1]	January 6, 2017
International Fund[1]	January 6, 2017
New World Fund	January 6, 2017
Blue Chip Income and Growth Fund	January 6, 2017
Global Growth and Income Fund	January 6, 2017
Growth-Income Fund[1]	January 6, 2017
International Growth and Income Fund	January 6, 2017
Capital Income Builder	January 6, 2017
Asset Allocation Fund[1]	January 6, 2017
Global Balanced Fund	January 6, 2017
Bond Fund	January 6, 2017
Corporate Bond Fund	January 6, 2017
Global Bond Fund	January 6, 2017
High-Income Bond Fund[1]	January 6, 2017
Mortgage Fund	January 6, 2017
Ultra-Short Bond Fund[1]	January 6, 2017
U.S. Government/AAA-Rated Securities Fund[1]	January 6, 2017

Managed Risk Growth Fund[2]	January 6, 2017
Managed Risk International Fund[2]	January 6, 2017
Managed Risk Blue Chip Income and Growth Fund[2]	January 6, 2017
Managed Risk Growth-Income Fund[2]	January 6, 2017
Managed Risk Asset Allocation Fund[2]	January 6, 2017

Portfolio Series – American Funds Global Growth Portfolio	January 6, 2017
Portfolio Series – American Funds Growth and Income Portfolio	January 6, 2017

Portfolio Series – American Funds Managed Risk Growth Portfolio[2]	January 6, 2017
Portfolio Series – American Funds Managed Risk Growth and Income Portfolio[2]	January 6, 2017
Portfolio Series – American Funds Managed Risk Global Allocation Portfolio[2]	January 6, 2017

1 Fund offers Class 3 shares

2 Fund offers Class P1 and P2 shares only. Does not offer Class 1, 1A, 2, 3, or 4 shares.